Amendment to the Samsung Electronics and GVI Security Inc. Distribution Agreement of October 2, 2006

Parties agree to amend the purchase objectives (Sections 3.2 and 3.3):

2008 - $25M
2009 $32.4M
2010 – $42M

Parties agree to amend the Market Development Funds (MDF) (Article 4):

Section 4.1 - MDF will be reimbursed quarterly with a year based reconciliation performed at the 4th quarter reimbursing in the event yearly purchase target is not met.

Sections 4.1.1, 4.1.2 and 4.1.3 are modified to reflect that MDF is endowed based on the current year performance to the agreed purchase objective.

Section 4.1.4 is modified to add 50% reimbursement of 'ASIS' and 'Expo Seguridad Mexico' trade show with excluding travel expenses of the participants from each party.

Other :

Parties agree to begin negotiations of a new distribution agreement from June 1, 2010 with best efforts to complete it by September 30, 2010. The new agreement to commence January 1, 2011.

Agreed:

Samsung Electronics [signature] Date 11/20/08

GVI Security Solutions [signature] Date 11/20/08